Exhibit 20.3
Page 1 of 3

                    Navistar Financial 1994 - C Owner Trust
                           For the Month of October
                    Distribution Date of November 20, 1997
                           Servicer Certificate #35

Original Pool Amount                                      $315,029,921.60

Beginning Pool Balance                                     $61,603,611.48
Beginning Pool Factor                                           0.1955484

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $5,562,303.31
     Interest Collected                                       $536,448.07

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $188,686.61
Total Additional Deposits                                     $188,686.61

Repos / Chargeoffs                                            $125,684.92
Aggregate Number of Notes Charged Off                                  33

Total Available Funds                                       $5,669,530.66

Ending Pool Balance                                        $56,533,530.58
Ending Pool Factor                                              0.1794545

Servicing Fee                                                  $51,336.34

Repayment of Servicer Advances                                $617,907.33

Reserve Account:
     Beginning Balance  (see Memo Item)                     $6,784,640.01
     Target Percentage                                               6.50%
     Target Balance                                                   N/A
     Minimum Balance                                        $6,615,628.35
     (Release) / Deposit                                     ($169,011.66)
     Ending Balance                                         $6,615,628.35

Current Weighted Average APR:                                       9.459%
Current Weighted Average Remaining Term (months):                   19.79

Delinquencies                                              Dollars       Notes
     Installments:              1 - 30 days              $571,484.05      331
                                31 - 60 days             $337,130.68      102
                                60+  days                $110,346.22       34

     Total:                                            $1,018,960.95      349

     Balances:                  60+  days                $581,085.86       34

Memo Item - Reserve Account
     Prior Month                                       $6,615,628.35
+    Invest. Income                                       $30,458.35
+    Excess Serv.                                        $138,553.31
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                 $6,784,640.01

Exhibit 20.3
Page 2 of 3

Navistar Financial 1994 - C Owner Trust
For the Month  of  October

                                                                                               NOTES
                                                                 (Money Market)
                                                      TOTAL         CLASS A - 1        CLASS A - 2        CERTIFICATES
                                               $315,029,921.60     $207,000,000.00     $97,000,000.00     $11,029,921.60
Original Pool Amount
Distributions:
     Distribution Percentages                                                0.00%             96.50%              3.50%
     Coupon                                                                 7.650%             8.000%             8.300%

Beginning Pool Balance                          $61,603,611.48
Ending Pool Balance                             $56,533,530.58

Collected Principal                              $4,944,395.98
Collected Interest                                 $536,448.07
Charge - Offs                                      $125,684.92
Liquidation Proceeds / Recoveries                  $188,686.61
Servicing                                           $51,336.34
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $5,618,194.32

Beginning Balance                               $61,290,588.31               $0.00     $57,465,837.36      $3,824,750.95

Interest Due                                       $409,560.11               $0.00        $383,105.58         $26,454.53
Interest Paid                                      $409,560.11               $0.00        $383,105.58         $26,454.53
Principal Due                                    $5,070,080.90               $0.00      $4,892,628.07        $177,452.83
Principal Paid                                   $5,070,080.90               $0.00      $4,892,628.07        $177,452.83

Ending Balance                                  $56,220,507.41               $0.00     $52,573,209.29      $3,647,298.12
Note / Certificate Pool Factor                                              0.0000             0.5420             0.3307
   (Ending Balance / Original Pool Amount)
Total Distributions                              $5,479,641.01               $0.00      $5,275,733.65        $203,907.36

Interest Shortfall                                       $0.00               $0.00              $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                                   $138,553.31
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $6,784,640.01
(Release) / Draw                                  ($169,011.66)
Ending Reserve Acct Balance                      $6,615,628.35

Exhibit 20.3
Page 3 of 3

Navistar Financial 1994 - C Owner Trust
For the Month  of  October


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                     4                  3                   2                  1
                                         Jun-97                Jul-97             Aug-97              Sep-97              Oct-97

Beginning Pool Balance               $84,372,089.82      $77,953,304.94     $73,190,495.38      $67,800,397.54      $61,603,611.48

A)   Loss Trigger:
Principal of Contracts Charged Off      $107,029.39         $164,471.73        $121,813.12               $0.00         $125,684.92
Recoveries                              $138,233.94           $5,720.25         $60,762.65         $328,951.97         $188,686.61

Total Charged Off (Months 5, 4, 3)      $393,314.24
Total Recoveries (Months 3, 2, 1)       $578,401.23
Net Loss / (Recoveries) for 3 Mos      ($185,086.99)(a)

Total Balance (Months 5, 4, 3)      $235,515,890.14 (b)

Loss Ratio Annualized  [(a/b) * (12)]       -0.9431%

Trigger:  Is Ratio > 1.5%                        No
                                                                                  Aug-97              Sep-97              Oct-97

B)   Delinquency Trigger:                                                      $659,027.36       $2,310,688.20         $581,085.86
     Balance delinquency 60+ days                                                 0.90043%            3.40807%            0.94327%
     As % of Beginning Pool Balance                                               1.02719%            1.82415%            1.75059%
     Three Month Average

Trigger:  Is Average > 2.0%                     No

C)   Noteholders Percent Trigger:           2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                     No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer